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                                TEREX CORPORATION

                                  $100,000,000

                    8-7/8% Senior Subordinated Notes due 2008

                        ---------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of August 26, 1999

                        --------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                     Trustee



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



                  THIRD SUPPLEMENTAL INDENTURE, dated as of August 26, 1999, between TEREX CORPORATION, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

                  WHEREAS, the Company, and Terex Cranes, Inc., Koehring Cranes, Inc., PPM Cranes, Inc., Payhauler Corp., Terex-Telelect Inc., Terex Aerials, Inc., Terex-Ro Corporation, Terex Mining Equipment, Inc., O & K Orenstein & Koppel, Inc., The American Crane Corporation and Amida Industries, Inc., as guarantors (collectively, the "Subsidiary Guarantors"), and the Trustee are parties to an Indenture dated as of March 9, 1999, as amended by First Supplemental Indenture dated as of April 1, 1999, and as further amended by Second Supplemental Indenture dated as of July 29, 1999 (said Indenture, as it may heretofore or hereafter from time to time be amended, the "Indenture") providing for the issuance of the Company's 8-7/8% Senior Subordinated Notes due 2008 (the "Notes");

                  WHEREAS, the Company has acquired all of the outstanding capital stock of Cedarapids, Inc. ("Cedarapids");

                  WHEREAS, pursuant to the terms of the Indenture, Cedarapids has become a Restricted Subsidiary organized under the laws of the United States and, as such, the Company is required to cause Cedarapids to execute and deliver a supplemental indenture and the Subsidiary Guarantee endorsed on the Notes; and

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to amend the Indenture to add Cedarapids as a Subsidiary Guarantor under the Indenture.

                  NOW,  THEREFORE,   the  Company,  the  Subsidiary  Guarantors,
Cedarapids and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                           AMENDMENT TO THE INDENTURE

         Section 1.01. Cedarapids shall hereby become a Subsidiary Guarantor under the Indenture effective as of the date hereof, and as such shall be entitled to all the benefits and be subject to all the obligations, of a Subsidiary Guarantor thereunder. Cedarapids agrees to be bound by all those provisions of the Indenture binding upon a Subsidiary Guarantor.

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Notes, their transferees and assigns. All Notes issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.

         Section 2.02. All terms used in this Third Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this Third Supplemental Indenture otherwise requires.

         Section 2.03. This Third Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto.

         Section 2.04. This Third Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

         Section 2.05. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment.

         Section 2.06. The recitals contained in this Third Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Third
Supplemental Indenture to be duly executed as of the date first above written.

                                       TEREX CORPORATION



                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title: Vice President-Corporate Finance

/s/ Eric I Cohen
Eric I Cohen, Secretary



                                       UNITED STATES TRUST COMPANY
                                         OF NEW YORK, as Trustee


                                       By: /s/ John Guiliano
                                        Name: John Guiliano
ATTEST:                                 Title: Vice President

/s/ Sirojni Dindial

                (Signature Page to Third Supplemental Indenture)


                                       SUBSIDIARY GUARANTORS:

                                       KOEHRING CRANES, INC.



                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary


                                       PPM CRANES, INC.


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary


                                       TEREX-TELELECT INC.


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary


                                       TEREX AERIALS INC.


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary

                (Signature Page to Third Supplemental Indenture)


                                       THE AMERICAN CRANE CORPORATION


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Vice President

/s/ Eric I Cohen
Eric I Cohen, Secretary


                                       TEREX-RO CORPORATION


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary



                                       TEREX CRANES, INC.


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary



                                       PAYHAULER CORP.


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary

                (Signature Page to Third Supplemental Indenture)

                                       CEDARAPIDS, INC.


                                       By:/s/ Joseph F. Apuzzo
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer

/s/ Eric I Cohen
Eric I Cohen, Secretary